SECURITIES AND EXCHANGE COMMISSION
                Washington, D.C.  20549


                        FORM 8-K


                     Current Report


         Pursuant to Section 13 or 15(d) of the
            Securities Exchange Act of 1934


   Date of Report (Date of earliest event reported):
           October 9, 2001 (October 9, 2001)



            GREAT PLAINS ENERGY INCORPORATED
 (Exact name of registrant as specified in its charter)



                        0-33207
                (Commission file number)


       MISSOURI                 43-1916803
    (State of other          (I.R.S. Employer
    jurisdiction of	    Identification No.)
   incorporation or
     organization)


                   1201 Walnut
           Kansas City, Missouri  64106
     (Address of principal executive offices)


                  (816) 556-2200
  (Registrant's telephone number, including area code)


                  NOT APPLICABLE
 (Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS

     As the result of a corporate reorganization, Great Plains Energy Incorporated became the holding company of a regulated subsidiary, Kansas City Power & Light Company. KLT Inc., previously a subsidiary held by Kansas City Power & Light Company, has become the wholly owned nonregulated subsidiary of Great Plains Energy. DTI Holdings Inc., an indirect subsidiary of KLT Inc., previously disclosed that in response to, among other things, the current challenges of the telecommunications industry, DTI has narrowed its focus to primarily on connectivity in secondary and tertiary markets in a five-state region and providing metro access services. DTI continues to explore all its strategic alternatives, including a merger, sale of assets, pre-packaged bankruptcy, and all other types of recapitalization. KLT Inc., through its KLT Telecom Inc. subsidiary, has invested an estimated $186 million in DTI at September 30, 2001.


                           SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        GREAT PLAINS ENERGY INCORPORATED

                        /s/Jeanie Sell Latz

                        Senior Vice President-Corporate Services


Date:     October 9, 2001